EXHIBIT 99.3

                 Computational Materials and/or ABS Term Sheet



-------------------------------------------------------------------------------------------------------------
                                                    FINAL-0555B                             September 30, 2005
Bear, Stearns & Co. Inc.                                                                          11:14AM EDT
aprather                                           Sensitivity                                    Page 1 of 1
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

                     --------------------------------------------------------------------
                          Settle Date: 9/30/2005 US Treasury Curve Date: 9/21/2005
                     --------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                             Tranche: S1 (2A4)
-------------------------------------------------------------------------------------------------------------
                       .00% CPR       V50 ACPR       V100 ACPR       V150 ACPR      V200 ACPR      PREPAY
   Price                3.67000        3.67000        3.67000         3.67000        3.67000       1M_LIB
                           0              0              0               0              0      use_hist_index
-------------------------------------------------------------------------------------------------------------
100.562500               9.612          9.565          9.510           9.448          9.382         Yield
-------------------------------------------------------------------------------------------------------------
100.687500               9.598          9.540          9.473           9.398          9.317         Yield
-------------------------------------------------------------------------------------------------------------
100.812500               9.584          9.516          9.436           9.348          9.252         Yield
-------------------------------------------------------------------------------------------------------------
100.937500               9.570          9.491          9.399           9.298          9.187         Yield
-------------------------------------------------------------------------------------------------------------
101.062500               9.556          9.466          9.363           9.248          9.122         Yield
-------------------------------------------------------------------------------------------------------------
101.187500               9.541          9.442          9.326           9.198          9.058         Yield
-------------------------------------------------------------------------------------------------------------
101.312500               9.527          9.418          9.290           9.148          8.993         Yield
-------------------------------------------------------------------------------------------------------------


This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information ("the Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed the Statement. You may obtain a copy of the Statement from your sales representative. The yield table or scenario analysis being provided is based on assumptions you provided and is not to be used as a Bear, Stearns security evaluation or for pricing purposes.